UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 25, 2017

Tompkins Financial Corporation
(Exact name of registrant as specified in its charter)

New York	1-12709	16-1482357
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

The Commons, PO Box 460, Ithaca, New York	14851
(Address of Principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(607) 273-3210

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On January 27, 2017, Tompkins Financial Corporation, (the “Company”) issued a press release announcing its earnings for the calendar quarter ended December 31, 2016. A copy of the press release is attached to this Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02(b)	Departure of Directors or Certain Officers

Director Carl E. Haynes has reached the mandatory retirement age of 72 as outlined in Article IV, Section 4 of the Company’s Second Amended and Restated Bylaws and will, therefore, not stand for re-election to the Company’s Board of Directors at the 2017 Annual Meeting of Shareholders.

On January 25, 2017, Director Sandra A. Parker indicated that she would not be standing for re-election to the Company’s Board of Directors at the 2017 Annual Meeting of Shareholders. Ms. Parker confirmed that there were no disagreements with the Company relative to her decision.

Item 8.01	Other Events

On January 27, 2016, the Company issued a press release announcing that its Board of Directors approved payment of a regular quarterly cash dividend of $0.45 per share, payable on February 15, 2017, to common shareholders of record on February 7, 2017. A copy of the press release is attached to this Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Tompkins Financial Corporation dated January 27, 2017
99.2	Press Release of Tompkins Financial Corporation dated January 27, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMPKINS FINANCIAL CORPORATION

Date: January 27, 2017	/S/ Stephen S. Romaine
Stephen S. Romaine
President and CEO

INDEX TO EXHIBITS

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
99.1	Press Release of Tompkins Financial Corporation dated January 27, 2017
99.2	Press Release of Tompkins Financial Corporation dated January 27, 2017